UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

(360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

First Northwest Bancorp ("First Northwest") and its wholly owned subsidiary First Fed Bank ("First Fed" and, together with First Northwest, the "Company") has announced that on March 27, 2025, Phyllis Nomura was appointed Executive Vice President and Chief Financial Officer / Treasurer of the Company, effective immediately. Ms. Nomura will also serve as Principal Accounting Officer.

Consistent with the Company’s management succession plan, Geri Bullard will continue to serve as Chief Operating Officer of the Company.

Ms. Nomura, age 55, joined the Company as Senior Vice President and Senior Director of Accounting in November 2024. She has more than 30 years of financial experience in Chief Financial Officer (“CFO”) positions.  Prior to joining the Company, she served as CFO of the YWCA Seattle King Snohomish, located in Seattle, from May 2023 to November 2024, CFO of Kosmos Management, in Seattle, from August 2016 to November 2022, and CFO of First Sound Bank, also in Seattle, from June 2013 to January 2016. She held other CFO positions prior to First Sound Bank and served as an Auditor and Senior Audit Manager at Deloitte from January 1994 to September 2001. Ms. Nomura holds a Bachelor of Business Administration degree from Grand Valley State University and is a licensed CPA.

Ms. Nomura does not have an interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Nomura and any of the Company's directors or other executive officers. Other than as described below, there are no arrangements or understandings between Ms. Nomura and any other persons or entities pursuant to which she has been appointed Executive Vice President and Chief Financial Officer / Treasurer.

The Company's Board of Directors (the "Board") approved the following specific terms of Ms. Nomura's compensation as of March 27, 2025: (i) an annual base salary of $305,000; (ii) an award of 5,000 shares of restricted stock vesting in three equal annual installments beginning on May 1, 2025; and (iii) eligibility for incentive opportunities as a percentage of Ms. Nomura's annual base salary as authorized by the Board or the Board's Compensation Committee.

Ms. Nomura is not subject to any employment agreements. However, she has agreed to participate in the  First Fed Bank Executive Change in Control Plan.

A copy of the press release issued by the Company on March 27, 2025, regarding the foregoing is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated March 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	March 31, 2025	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer